Exhibit 99.1

May 14, 2010

Eagle Rock Adjourns Special Meeting of Unitholders Until May 21, 2010

Houston -  Eagle Rock Energy Partners, L.P. (the “Partnership” or “Eagle Rock”) (NASDAQ: EROC) announced today that it has adjourned the special meeting of unitholders that took place this morning.  The Eagle Rock special meeting was adjourned and the vote postponed until May 21, 2010 at 1:00 p.m. central time. The reconvened special meeting will be held at Eagle Rock’s offices at 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas.

As of the commencement of the Eagle Rock special meeting, the proxies received from unaffiliated unitholders amounted to under 58% of all outstanding common units held by unaffiliated unitholders. Because approval of the proposals related to the recapitalization transactions is conditioned upon, among other things, the approval of holders of a majority of all outstanding common units held by unaffiliated unitholders of the Partnership, Eagle Rock adjourned the special meeting to allow for additional time to solicit proxies from unaffiliated unitholders.

The record date for determining unitholders eligible to vote at the special meeting will remain the close of business on March 29, 2010. Valid proxies submitted by Eagle Rock unitholders prior to the adjourned May 14, 2010 special meeting will continue to be valid for purposes of the reconvened special meeting scheduled for May 21, 2010.

The adjournment of the special meeting will not affect any of the terms of the recapitalization and related transactions as outlined in the definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2010 or as outlined in the Partnership’s other filings with the SEC.

Common unitholders of Eagle Rock as of the close of business on March 29, 2010 who have not voted but wish to do so should contact Morrow & Co., Eagle Rock’s proxy solicitor, at 1-800-607-0088.

About the Partnership

The Partnership is a growth-oriented master limited partnership engaged in three businesses: a) midstream, which includes (i) gathering, compressing, treating, processing and transporting natural gas; (ii) fractionating and transporting natural gas liquids; and (iii) marketing natural gas, condensate and NGLs; b) upstream, which includes acquiring, exploiting, developing, and producing hydrocarbons in oil and natural gas properties; and c) minerals, which includes acquiring and managing fee mineral and royalty interests, either through direct ownership or through investment in other partnerships, in properties located in multiple producing trends across the United States. Its corporate office is located in Houston, Texas.

Contacts:

Eagle Rock Energy Partners, L.P.

Jeff Wood, 281-408-1203

Senior Vice President and Chief Financial Officer

Adam Altsuler, 281-408-1350

Senior Financial Analyst

This news release may include “forward-looking statements”. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future, including any statements related to the scheduled date of the reconvened special meeting of common unitholders of the Partnership, are forward-looking statements and speak only as of the date on which such statement is made. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause the Partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements. The Partnership assumes no obligation to update any forward-looking statement as of any future date. For a detailed list of the Partnership’s risk factors, please consult the Partnership’s Form 10-K, filed with the SEC for the year ended December 31, 2009, and the Partnership’s Forms 10-Q, filed with the SEC for subsequent quarters, as well as any other public filings and press releases.